FOLEY & LARDNER
                                                                      Exhibit 10

CHICAGO                          FIRSTAR CENTER                      SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                  SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367           SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH


                                December 30, 1998


JohnsonFamily Funds, Inc.
4041 North Main Street
Racine, WI  53402

Ladies & Gentlemen:

                  We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of JohnsonFamily Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                  Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

                  We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,


                                                     /S/Foley & Lardner
                                                     Foley & Lardner